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                                                                    EXHIBIT 23.3

                                    CONSENT

                                       OF

                          BELL, SELTZER, PARK & GIBSON

     We consent to the reference to our firm under the heading "Experts" in the prospectus that forms a part of the registration statement (the "Registration Statement") to which this consent is filed as an exhibit. We also consent to the incorporation by reference of this consent into any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 in connection with the offering to which the Registration Statement relates.

                                            BELL, SELTZER, PARK & GIBSON

Raleigh, North Carolina
June 27, 1997